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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 1995


                            HUBCO, INC.
      (Exact name of registrant as specified in its charter)


                            New Jersey
          (State or other jurisdiction of incorporation)

             1-10699                       22-2405746
   (Commission File Number)   (IRS Employer Identification No.)

        1000 MacArthur Boulevard, Mahwah, New Jersey  07430
             (Address of principal executive offices)

                          (201) 236-2640
       (Registrant's telephone number, including area code)


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Item 5.   Other Events.

     On November 22, 1995, HUBCO, Inc. issued a press release announcing that it had entered into an agreement to acquire the three New Jersey branches of CrossLand Federal Savings Bank. The branches are located in Cliffside Park, Fords, and Rahway, New Jersey. The aggregate deposits of the branch offices are approximately $69 million and a premium of approximately 5% will be paid.



Item 7.   Exhibits.

     99(a)     Press Release dated November 22, 1995

     99(b)     Agreement dated as of November 21, 1995 between
               CrossLand Federal Savings Bank and Hudson United
               Bank

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HUBCO, INC.

Dated: November 30, 1995           By: D. LYNN VAN BORKULO-NUZZO
                                       -------------------------
                                       D. Lynn Van Borkulo-Nuzzo
                                       Executive Vice President

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                        INDEX TO EXHIBITS


Exhibit No.    Description
-----------    -----------

   99(a)       Press Release dated November 22, 1995

   99(b)       Agreement dated as of November 21, 1995 between
               CrossLand Federal Savings Bank and Hudson United
               Bank